Exhibit 5.1

9 December 2005

e-mail:
ChipMOS TECHNOLOGIES (Bermuda) LTD.	ltan@applebyglobal.com
No.l, R&D Road 1
Hsinchu Science Park, Hsinchu, Taiwan	direct dial:
Republic of China	2905 5718

Tel
2523 8123

Fax
Attention: Mr. S. K. Chen/ Ms. Silvia Su	2524 5548

appleby ref:
124125.06

Dear Sirs,

Re:	ChipMOS TECHNOLOGIES (Bermuda) LTD. (the “Company”)

- Form F3 Registration Statement – Bermuda Legal Opinion

1.	We have been asked to provide this legal opinion with regard to the laws of Bermuda in connection with a registration of an aggregate of US$250,000,000 of common shares, par value US$0.01 per share (the “Shares”) and debt securities of the Company, as described in the prospectus included in the Registration Statement (referred to hereafter) under the United States Securities Act of 1933, as amended (the “Securities Act”).

2.	For the purposes of this opinion, we have examined the following:

(a)	a copy of the Form F-3 registration statement (the “Registration Statement”), which includes the prospectus of the Company to be filed by the Company with the U.S. Securities and Exchange Commission on 9 December 2005;

(b)	the Company’s Share Option Plan 2004 effective as of 19 March 2004 (the “Plan”);

9 December 2005

(c)	copies, certified to be true copies, of the Memorandum of Association and Bye-Laws of the Company (adopted on 12 January 2001 and amended up to 27 August 2004) (the “Constitutional Documents”);

(d)	a Director’s Certificate dated 8 December 2005 (the “Certificate”) confirming certain matters of fact and opinion;

(e)	faxed copies of the written resolutions of the Board of Directors of the Company dated 2 November 2001 and 14 May 2004, minutes of a Board meeting held on 5 December 2005, written resolutions of the sole shareholder of the Company dated 12 January 2001, minutes of the Annual General Meeting of the Company held on 14 December 2001 and 26 August 2005 and minutes of the Special General Meeting of the Company held on 19 March 2004 (collectively the “Resolutions”);

(f)	a letter to the Bermuda Monetary Authority (“BMA”) dated 14 May 2001 and copy of the BMA’s consent dated 15 May 2001;

(g)	the entries and filings shown in respect of the Company on the file of the Company maintained at the offices of the Registrar of Companies; and

(h)	the entries and filings shown in respect of the Company in the Supreme Court Causes Book and Registrar of Judgements maintained at the Registry of the Supreme Court of Bermuda.

The searches referred to in 2(g) and 2(h) were conducted on 7 December 2005 and completed at 11:17 AM Bermuda time.

3.	This opinion is confined to and given on the basis of the laws of Bermuda as at the date hereof. We have not investigated, and we do not express or imply any opinion on, the laws of any other jurisdiction and we have assumed that no other such laws will affect the opinions stated herein.

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4.	We have assumed:-

(a)	authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed, notarised, faxed, scanned or photostatic copies;

(b)	the genuineness of all signatures, seals and chops (if any) on the Registration Statement and all other documents which we have examined;

(c)	the accuracy and completeness of all factual representations, warranties or statements of fact or law, other than as to the laws of Bermuda, made in any of the documents including the Registration Statement, examined by us;

(d)	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Plan or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Plan is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(e)	that the Resolutions are a full and accurate record of resolutions duly passed by the directors or shareholders of the Company, as the case may be, and that the Resolutions have not been amended or rescinded and are in full force and effect and that there is no matter affecting the authority of the directors of the Company to enter into the Plan, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

9 December 2005

(f)	that there have been no amendments to the Memorandum of Association or the Bye-Laws of the Company as referred to above;

(g)	that the Company has entered into its obligations under the Plan in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Plan would benefit the Company;

(h)	that the form of the Registration Statement which we have examined for the purposes of this opinion does not differ in any material respect from the that approved by the Board of Directors pursuant to the Resolutions;

(i)	that the Company is not carrying on investment business in or from within Bermuda under the provisions of the Investment Business Act 2003 as amended from time to time (the “IBA”);

(j)	that the information disclosed by our searches has not been materially altered and that the searches did not fail to disclose any information material for the purposes of this opinion which had been lodged for filing or registration or should have been delivered for filing or registration, but was not disclosed or did not appear on the public file or register at the time of the searches;

(k)	that there are no charges registered or unregistered against the assets of the Company or against the securities of the Company or other form of impediment which might prevent/affect the giving and honouring of the Plan; and

(l)	that each of the Registration Statement and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent.

9 December 2005

5.	Based on the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:-

(a)	The Company is an exempted company, duly incorporated and validly existing under the laws of Bermuda.

(b)	The Shares have been duly authorized, and when issued, delivered and paid for in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable (meaning as elaborated in paragraph 6(a) below).

(c)	Subject to the conditions and qualifications described in the Registration Statement, the section of the prospectus included in the Registration Statement entitled “Taxation - Bermuda Taxation”, is correct and accurate insofar as it relates to the Bermuda tax consequences applicable to shareholders of the Company not ordinarily resident in Bermuda and the Company as of the current date.

6.	Our reservations are as follows:-

(a)	Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

9 December 2005

(b)	In giving certain of the opinions expressed in paragraph 6 above, we have relied upon the statements contained in the Certificate, the results of our searches of the public records maintained at the offices of the Bermuda Registrar of Companies in Bermuda and the Causes Book and Registrar of Judgments maintained at the Registry of the Supreme Court in Bermuda made on 7 December 2005.We have made no independent verification of the matters referred to in the Certificate, and we qualify our opinion to the extent that the statements or representations made in the Certificate are not accurate in any respect.

(c)	The searches referred to in paragraphs 2(g) and (h) are not conclusive and do not reveal:

(i)	whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

(ii)	whether arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

(iii)	whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Companies Act of Bermuda 1981 (as amended).

Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda (“overseas companies”) over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

9 December 2005

8.	This opinion is issued on the basis that it will be governed by and construed in accordance with the laws of Bermuda. It is addressed to you for the purpose of the Registration Statement and it is not to be relied upon by or disclosed to any other person, firm or entity, or for any purposes except as set forth in the paragraph below, without our prior written consent. This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

We consent to the use of our name and the filing of this opinion in, and the filing thereof as an exhibit to, the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the regulations promulgated thereunder.

Yours faithfully,

Appleby Spurling Hunter

/s/ Appleby Spurling Hunter